Mercury General Corporation Announces Fourth Quarter Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 4, 2013 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the fourth quarter of 2012:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2012	2011	$	%	2012	2011	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$654,931	$618,593	$36,338	5.9	$2,651,731	$2,575,383	$76,348	3.0
Net (loss) income	$(17,382)	$79,469	$(96,851)	NM	$116,911	$191,164	$(74,253)	(38.8)
Net (loss) income per diluted share (2)	$(0.32)	$1.45	$(1.77)	NM	$2.13	$3.49	$(1.36)	(39.0)
Operating (loss) income (1)	$(9,403)	$32,109	$(41,512)	NM	$73,764	$153,206	$(79,442)	(51.9)
Operating (loss) income per diluted share (1)	$(0.17)	$0.59	$(0.76)	NM	$1.34	$2.79	$(1.45)	(52.0)
Catastrophe losses (3)	$28,000	$10,000	$18,000	180.0	$39,000	$18,000	$21,000	116.7
Combined ratio (4)	109.8%	99.4%	—	10.4 pts	102.8%	98.5%	—	4.3 pts
NM = Not meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.
(3)

2012 catastrophe losses were primarily the result of wind and hail storms in the Midwest region in the second quarter and Hurricane Sandy in the fourth quarter; 2011 catastrophe losses were mainly the result of Hurricane Irene in the third quarter and severe windstorms in California in the fourth quarter. The amounts are rounded to the nearest million.

(4)

The Company experienced unfavorable development of approximately $9 million and $7 million on prior accident years' losses and loss adjustment expenses reserves for the three months ended December 31, 2012 and 2011, respectively; and approximately $42 million and $18 million on prior accident years' losses and loss adjustment expenses reserves for the year ended December 31, 2012 and 2011, respectively. The year-to-date unfavorable development for the twelve months ended December 31, 2012 is largely the result of re-estimates of California bodily injury losses which have experienced higher average severities and more late reported claims (claim count development) than estimated at December 31, 2011.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
(000's except average annual yield)
Average invested assets at cost (1)	$3,040,026	$2,984,386	$3,011,143	$3,004,588
Net investment income (2)
Before income taxes	$35,327	$34,316	$131,896	$140,947
After income taxes	$30,450	$30,225	$115,359	$124,708
Average annual yield on investments - after income taxes (2)	4.0%	4.1%	3.8%	4.2%

(1)

Fixed maturities and short-term bonds at amortized cost and equities and other short-term investments at cost. Average invested assets at cost is based on the monthly amortized cost of the invested assets for each respective period.

(2)

Net investment income and average annual yield for the twelve months ended December 31, 2012 decreased primarily due to the maturity and replacement of higher yielding investments, purchased when market interest rates were higher, with lower yielding investments purchased during the current low interest rate environment.

Mercury CEO and President Gabe Tirador commented on the quarterly results:

"The fourth quarter was adversely impacted by $28 million of catastrophe losses from Hurricane Sandy, high seasonal loss frequency and increased loss severity in California, and adverse reserve development of $9 million. Hurricane Sandy losses came predominantly from the homeowners business in New York; however, auto losses in New Jersey and New York also accounted for approximately $6 million of the total Hurricane Sandy losses. The Company has historically experienced high California loss frequency in the fourth quarter due to severe weather and increased driving. Fourth quarter frequency in 2012 was worse than most previous years.

During the quarter, the Company made progress in many operational areas. Operations outside of California continued to improve and, excluding the losses from Hurricane Sandy, posted a combined ratio under 100%. Premium growth improved to 5.9%, its highest level since the first quarter of 2006. Recent premium growth was driven primarily by the California personal automobile line of business which had a 24% increase in new policy sales compared to the fourth quarter of 2011 and a 4% rate increase that was implemented on October 26, 2012.

On January 22, 2013, the Company implemented a plan to consolidate its operations outside of California into hubs located in Florida, New Jersey, and Texas. Management expects the consolidation to be complete before the end of the second quarter. Our office based claims and underwriting operations outside of California will be performed in these hubs. We believe that the hub structure will lead to improved efficiencies and better position the Company for future growth. As a result of the plan, the Company will incur pre-tax restructuring charges of approximately $8 million to $13 million in the first quarter of 2013 and expects annual recurring pre-tax savings of approximately $13 million."

The Board of Directors declared a quarterly dividend of $0.6125 per share. The dividend will be paid on March 28, 2013 to shareholders of record on March 14, 2013.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through February 11, 2013. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 88026983. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including the impact of current economic conditions on the Company's market and investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; general market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in states outside of California; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net premiums written	$654,931	$618,593	$2,651,731	$2,575,383

Revenues:
Net premium earned	$655,777	$641,613	$2,574,920	$2,566,057
Net investment income	35,327	34,316	131,896	140,947
Net realized investment (losses) gains	(12,276)	72,862	66,380	58,397
Other	2,384	663	10,174	11,884
Total revenues	$681,212	$749,454	$2,783,370	$2,777,285
Expenses:
Losses and loss adjustment expenses	546,352	472,876	1,961,448	1,829,205
Policy acquisition costs	120,726	116,072	477,788	481,721
Other operating expenses	52,928	48,914	207,281	215,711
Interest	367	899	1,543	5,549
Total expenses	$720,373	$638,761	$2,648,060	$2,532,186

(Loss) income before income taxes	(39,161)	110,693	135,310	245,099
Income tax (benefit) expense	(21,779)	31,224	18,399	53,935
Net (loss) income	$(17,382)	$79,469	$116,911	$191,164

Basic average shares outstanding	54,914	54,845	54,899	54,825
Diluted average shares outstanding (a)	54,914	54,873	54,922	54,845

Basic Per Share Data
Net (loss) income	$(0.32)	$1.45	$2.13	$3.49

Net realized investment (losses) gains, net of tax	$(0.15)	$0.86	$0.79	$0.69

Diluted Per Share Data(a)
Net (loss) income	$(0.32)	$1.45	$2.13	$3.49

Net realized investment (losses) gains, net of tax	$(0.15)	$0.86	$0.79	$0.69

Operating Ratios-GAAP Basis
Loss ratio	83.3%	73.7%	76.2%	71.3%
Expense ratio	26.5%	25.7%	26.6%	27.2%
Combined ratio	109.8%	99.4%	102.8%	98.5%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$654,931	$618,593	$2,651,731	$2,575,383
Change in net unearned premiums	846	23,020	(76,811)	(9,326)
Net premiums earned	$655,777	$641,613	$2,574,920	$2,566,057

Paid losses and loss adjustment expenses	$493,760	$467,581	$1,914,838	$1,879,247
Change in net loss and loss adjustment expense reserves	52,592	5,295	46,610	(50,042)
Incurred losses and loss adjustment expenses	$546,352	$472,876	$1,961,448	$1,829,205

(a)	The dilutive impact of incremental shares is excluded from loss position in accordance with GAAP.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)
	December 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,270,903; $2,345,620)	$2,408,354	$2,445,589
Equity securities (cost $475,959; $388,417)	477,088	380,388
Short-term investments (cost $294,607; $236,433)	294,653	236,444
Total investments	3,180,095	3,062,421
Cash	158,183	211,393
Receivables:
Premiums	345,387	288,799
Accrued investment income	31,109	32,541
Other	17,756	11,320
Total receivables	394,252	332,660
Deferred policy acquisition costs	185,910	171,430
Fixed assets, net	161,940	177,760
Current income taxes	7,058	0
Deferred income taxes	0	6,511
Goodwill	42,796	42,850
Other intangible assets, net	47,589	53,749
Other assets	11,863	11,232
Total assets	$4,189,686	$4,070,006

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses	$1,036,123	$985,279
Unearned premiums	920,429	843,427
Notes payable	140,000	140,000
Accounts payable and accrued expenses	96,220	94,743
Current income taxes	0	67
Deferred income taxes	445	0
Other liabilities	153,972	149,007
Shareholders' equity	1,842,497	1,857,483
Total liabilities and shareholders' equity	$4,189,686	$4,070,006

OTHER INFORMATION
Common stock shares outstanding	54,922	54,856
Book value per share	$33.55	$33.86
Estimated statutory surplus	$1.44 billion	$1.50 billion
Estimated premiums written to surplus ratio	1.8	1.7
Debt to total capital ratio	7.1%	7.0%
Portfolio duration (including all short-term instruments)(a)	2.8 years	3.3 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,249	1,236
Homeowners PIF	442	394

(a) Unaudited.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Total		Per diluted share		Total		Per diluted share
	2012	2011	2012 (b)	2011	2012	2011	2012	2011 (a)
(000's except per-share amounts)
Operating (loss) income	$(9,403)	$32,109	$(0.17)	$0.59	$73,764	$153,206	$1.34	$2.79
Net realized investment (losses) gains, net of tax	(7,979)	47,360	(0.15)	0.86	43,147	37,958	0.79	0.69
Net (loss) income	$(17,382)	$79,469	$(0.32)	$1.45	$116,911	$191,164	$2.13	$3.49

(a)	Net income per diluted share does not sum due to rounding.
(b)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Twelve Months Ended December 31,
	2012	2011

Combined ratio-accident period basis	101.2%	97.8%
Effect of estimated prior periods' loss development	1.6%	0.7%
Combined ratio	102.8%	98.5%

CONTACT: Theodore Stalick, VP/CFO, +1-323-937-1060, www.mercuryinsurance.com